UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120
(Address of Principal Executive Offices)

(303) 761-8801
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.
On July 8, 2015, Thompson Creek Metals Company Inc. (the “Company”) issued a press release (the “Production Release”) announcing production and sales results for the three and six months ended June 30, 2015. Furnished hereto as Exhibit 99.1 to this Current Report is a copy of the Production Release.
The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 6, 2015, the Company received a written notice from the New York Stock Exchange ("NYSE") that it is not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual, which requires that the average closing price of a listed company’s common stock be above $1.00 per share over a consecutive 30-day trading period (the "Minimum Share Price Listing Standard"). The Company intends to respond to the NYSE within 10 business days of its receipt of the notice, stating its intent to cure this deficiency.
Pursuant to Section 802.01C of the Listed Company Manual, the Company has six months from the date of receipt of the notice to regain compliance with the Minimum Share Price Listing Standard, and it can do so if, on the last trading day of any calendar month during such six-month period, the Company has (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. During the six-month period, the Company’s common stock will continue to be listed and traded on the NYSE, subject to compliance with the other listing standards, under the stock symbol "TC" but with the added designation of ".BC" signifying that the Company is not currently in compliance with the NYSE’s continued listing standards.
On July 7, 2015, the Company issued a press release announcing its receipt of the notice from the NYSE (the "Notice Release"). A copy of the Notice Release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements include, without limitation, statements with respect to the Company's actions with respect to the NYSE notification and its stock price, and its ability to regain compliance with the NYSE continuing listing standards. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. There may be other factors, currently unknown to the Company or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.    Financial Statements and Exhibits.
(d)                                 Exhibits.

Exhibit No.	Description
99.1	Production Release dated July 8, 2015
99.2	Notice Release dated July 7, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

Date: July 8, 2015	By:	/s/ Pamela L. Saxton
	Name:	Pamela L. Saxton
	Title:	EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Production Release dated July 8, 2015
99.2	Notice Release dated July 7, 2015